Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No.: 333-251973) and Form S-8 (File No.: 333-251545) of our report dated March 26, 2021 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2020 and 2019 appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2020.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, CO

March 26, 2021